UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2015
SPECTRUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV	89052
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (702) 835-6300
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 29, 2015 at the Company’s corporate headquarters located at 11500 S. Eastern Avenue, Suite 240, Henderson, Nevada 89052. As of April 30, 2015, the record date for the Annual Meeting, a total of 66,995,054 shares were entitled to vote, of which a total of 58,176,956 shares were present in person or by proxy at the Annual Meeting constituting a quorum for the conduct of business thereat.
The following sets forth detailed information regarding the voting results at the Annual Meeting for each of the matters voted upon by the stockholders:
Proposal No. 1:
The Company’s stockholders elected each of the seven nominees named below to serve on the Company’s Board of Directors for a one-year term expiring at the annual meeting of stockholders in 2016 and until their respective successors are duly elected and qualified, or until their earlier resignation or removal.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Raymond W. Cohen	23,040,927	16,149,240	18,986,789
Gilles R. Gagnon	26,316,075	12,874,092	18,986,789
Stuart M. Krassner	18,299,465	20,890,702	18,986,789
Luigi Lenaz	18,802,807	20,387,360	18,986,789
Anthony E. Maida	24,604,327	14,585,840	18,986,789
Rajesh C. Shrotriya	26,407,287	12,782,880	18,986,789
Dolatrai Vyas	19,542,678	19,647,489	18,986,789

Proposal No. 2:
The Company’s stockholders approved the flexible settlement feature in connection with the potential conversion of the Company’s Convertible Senior Notes.

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,828,210	8,073,788	288,169	18,986,789
Proposal No. 3:
The Company’s stockholders approved the appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2015.

Votes For	Votes Against	Abstentions
56,179,342	1,507,061	490,553
Proposal No. 4:
The Company’s stockholders did not approve by advisory vote the executive compensation detailed in the proxy statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,434,473	23,562,836	192,858	18,986,789

The Company’s Board of Directors, including the Compensation Committee, acknowledges the advisory vote on executive compensation and is committed to making meaningful changes to executive compensation and related disclosures in consultation with compensation experts. In the past year several changes were made. Two new members were appointed to the Compensation Committee, a new chairman was appointed and the Compensation Committee Charter was revised. The Compensation Committee also retained an independent compensation consultancy, Exequity, to conduct a competitive review of the Company’s executive compensation program. As a result, in 2014, although product revenue increased by approximately 31%, the Company’s Chief Executive Officer’s realized pay decreased by approximately 34%. In order to better align executive pay with stockholder returns, 75% of the Company’s Chief Executive Officer’s pay is at risk (annual cash bonuses, restricted stock awards and stock option awards) with a base salary that represents only 19% of total compensation. The Board of Directors and management look forward to continuing a constructive dialogue with stockholders in the coming months.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

Date: July 2, 2015	By:	/s/ Kurt A. Gustafson
Kurt A. Gustafson Executive Vice President and Chief Financial Officer